                                                                  Exhibit 4.14


                        MANAGER SUBORDINATION AGREEMENT
                        -------------------------------


           This MANAGER SUBORDINATION AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Agreement") is made as of August 20, 1997, by and among IBJ SCHRODER BANK AND TRUST COMPANY, a New York banking corporation, as trustee (the "Trustee"), for the benefit of itself and the holders of the Notes (as defined below), CASINO AMERICA, INC., a Delaware corporation (the "Manager"), and ISLE OF CAPRI BLACK HAWK L.L.C., a Colorado limited liability company (the "Company").



                                   Recitals
                                   --------

      A. The Company and Isle of Capri Black Hawk Capital Corp. ("Capital Corp" and, together with the Company, the "Issuers") shall issue $75,000,000 principal amount of their 13% First Mortgage Notes due 2004 with Contingent Interest (the "Original Notes," and together with any New Notes issued in exchange therefor, the "Notes") pursuant to that certain Indenture dated as of August 20, 1997 (as amended, supplemented or otherwise modified from time to time the "Indenture"), by and between the Issuers and the Trustee. All defined terms used herein and not otherwise defined, shall have the meanings set forth in the Indenture.

      B. The Manager and the Company are parties to that certain Amended and Restated Management Agreement dated as of July 29, 1997 (as amended, supplemented or otherwise modified from time to time the "Management Agreement"), pursuant to which the Company shall pay the Manager a management fee in consideration of the Manager's services relating to the management and operation of the Isle-Black Hawk.

      C. As a condition to the purchase of the Notes, the parties have agreed to enter into this Agreement.


                                   Agreement
                                   ---------

           NOW, THEREFORE, in consideration of the above recitals and the provisions set forth herein, the Trustee, the Manager and the Company agree as follows:

           1.   Subordination to Senior Debt. Notwithstanding any other
                ----------------------------
provision of the Management Agreement, all payment obligations of the Company, to the Manager arising under Section 9.1 of the Management Agreement, now
                             -----------
existing or hereafter arising (other than reimbursement of expenses permitted thereunder) (collectively, the "Subordinated Obligations") are and shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to the prior indefeasible payment in full of all Senior Debt.

           "Senior Debt" means (a) all indebtedness, liabilities and obligations of every kind or nature, absolute or contingent, now existing or hereafter arising, of the Company, its successors and assigns, under the Indenture, the Notes or any Collateral Documents, to the Trustee or any holder of Notes and their successors and assigns and any Person who extends credit to the Company for the purpose of refunding any such indebtedness, liabilities or obligations, including, without limitation, the principal of, and interest on (including any interest accruing after the commencement of any bankruptcy, insolvency or similar proceeding with respect to the Company and any interest which would have accrued but for the commencement of any such proceeding whether or not allowed as a claim in that proceeding), and all premiums, fees, charges, expenses and indemnities arising under or in connection with the Indenture, the Notes or any Collateral Documents; and (b) any modifications, amendments, refundings, renewals or extensions of any indebtedness or obligation described in clause (a) above. Except as and to the extent provided hereinafter, the Manager will not ask, demand, sue for, take or receive from the Company, by set-off or in any other manner, direct or indirect payment (whether in cash or property), of the whole or any part of the Subordinated Obligations, or any transfer of any property in payment of or as security therefor, so long as there exists a Default or an Event of Default under the Indenture.

      2.    Distribution in Liquidation and Bankruptcy. In the event of any
            ------------------------------------------
distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Company or the proceeds thereof (including any assets now or hereafter securing any Subordinated Obligations), to creditors of the Company or upon any indebtedness of the Company, by reason of the liquidation, dissolution or other winding up, partial or complete, of the Company, or any receivership, insolvency or bankruptcy proceeding, or assignment for the benefit of creditors or marshalling of assets, or any proceeding by or against the Company for any relief under any bankruptcy or insolvency law or laws relating to the relief of debtors, readjustment of indebtedness, arrangements, reorganizations, compositions or extensions, or sale of all or substantially all of the assets of Borrower, then and in any such event:

            (a) The holders of Senior Debt shall be entitled to receive payment in full in cash of all Senior Debt before the Manager shall be entitled to receive any payment or other distributions on, or with respect to, the Subordinated Obligations;

            (b) Any payment or distribution of any kind or character, whether in cash, securities or other property, which but for these provisions would be payable or deliverable upon or with respect to the Subordinated Obligations shall instead be paid or delivered directly to the Trustee for the benefit of the holders of the Senior Debt for application on the Senior Debt, whether then due or not due, until the Senior Debt shall have first been fully and indefeasibly paid in cash;

            (c) The Manager hereby irrevocably authorizes and empowers the Trustee, and appoints the Trustee as attorney-in-fact, to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor, and to file and vote claims (in bankruptcy proceedings or otherwise) and take such other actions, in the Trustee's own name or otherwise, as the Trustee may deem necessary or advisable for the enforcement of these provisions. The Manager shall duly and promptly take such action as may be reasonably requested by the Trustee to assist in its collection of the Subordinated Obligations for the account of any holder of the Senior Debt, and to file appropriate proofs of claim with respect to the Subordinated Obligations and to vote the same, and to execute and deliver to the Trustee on demand such powers of attorney, proofs of claim, assignments of claim or other instruments as may be reasonably requested by the Trustee to enable the Trustee or any other holder of the Senior Debt to enforce any and all claims upon or with respect to the Subordinated Obligations and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or with respect to the Subordinated Obligations. In addition, the Manager shall take no action (whether oral, written or otherwise) in contravention of any action of the Trustee duly taken and permitted hereunder;

                 (d) Should any direct or indirect payment be made to the Manager upon or with respect to the Subordinated Obligations prior to the payment in full of the Senior Debt in accordance with these provisions, the Manager will forthwith deliver the same to the Trustee in precisely the form received (except for the endorsement or assignment of the Manager where necessary) for application on the Senior Debt, whether then due or not due. Until so delivered, the payment or distribution shall be held in trust by the Manager as property of the holders of the Senior Debt. In the event of the failure of the Manager to make any such endorsement or assignment, the Trustee, or any of its officers or employees, are hereby irrevocably authorized to make the same; and

                 (e) Each of the parties hereby agrees that it shall be bound by the terms and provisions hereof, notwithstanding the confirmation of a plan of reorganization of the Company under Section 1129(b) of the Bankruptcy Code.

           3.    Permitted Payments. Subject to the provisions of Paragraphs 2
                 ------------------
and 4 of this Agreement, the Company may pay to and the Manager may accept payment of amounts due under the Management Agreement, a copy of which is attached hereto as Exhibit A. Except as otherwise expressly provided in the Indenture, the Company and the Manager shall not change, alter, amend, waive or otherwise modify the Management Agreement, without the Trustee's prior written consent.

           4.    Default on Senior Debt.  In the event that any Default or Event
                 ----------------------
of Default shall occur and be continuing with respect to Senior Debt, or if any payment of Subordinated Obligations would create a Default or Event of Default, unless and until all Senior Debt shall have been indefeasibly paid in full in cash, the right of the Manager to receive any payments or other distributions with respect to Subordinated Obligations shall be suspended during the continuance of such Default or Event of Default. If, notwithstanding the foregoing, the Manager shall receive any payment or distribution of any kind with respect to Subordinated Obligations(whether from any collateral securing such obligations or otherwise), such payment or distribution shall be received in trust for, and shall be delivered to the Trustee promptly in precisely the form received (except for the endorsement or assignment of the Manager where necessary) for application on the Senior Debt, whether then due or not due. Until so delivered, the payment or distribution shall be held in trust by the Manager as property of the holders of Senior Debt.

     5.  No Acceleration or Exercise of Remedies.  So long as any Senior Debt
         ---------------------------------------
remains unpaid, the Manager will not (a) cause any portion of the Subordinated Obligations to become due prior to the due date for such Subordinated Obligations as set forth in the Management Agreement; (b) accept any payment, prepayment or defeasance of any portion of the Subordinated Obligations prior to the due date for such Subordinated Obligations as set forth in the Management Agreement; (c) modify or alter in any way the provisions of the Management Agreement if the effect of such is to accelerate the payments of Subordinated Obligations due thereon; or (d) exercise any remedies with respect to the Subordinated Obligations or any collateral at any time securing payment or performance thereof unless and until, in each such case, all of the Senior Debt shall have indefeasibly paid in full in cash, or the Trustee shall have otherwise consented in writing.

     6.  Bankruptcy.  Until the Senior Debt shall have been indefeasibly paid in
         ----------
full in cash, the Manager will not, without the prior consent of the Trustee, commence, or join with any other person in commencing, any proceeding against any Person with respect to the Subordinated Obligations under any bankruptcy, reorganization, readjustment of debt, dissolution, receivership, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.

     7.  Continuing Subordination.  The subordination effected by these
         ------------------------
provisions is a continuing subordination and may not be modified or terminated by the Manager or any other holder of any Subordinated Obligations until all of the Senior Debt shall have been indefeasibly paid in full in cash. At any time and from time to time, without consent of or notice to the Manager or any other holder of Subordinated Obligations, and without impairing or affecting the obligations of any of them hereunder:

         (a) The time for the Company's performance of, or compliance with, any of its agreements contained in the Indenture, the Notes or the Collateral Documents, or any other agreement, instrument or document relating to the Senior Debt, may be modified or extended or such performance or compliance may be waived;

         (b) The Trustee may exercise or refrain from exercising any rights under the Indenture, the Notes or the Collateral Documents, or any other agreement, instrument or document relating to the Senior Debt;

         (c) The Indenture, the Notes or the Collateral Documents, or any other agreement, instrument or document relating to the Senior Debt, may be revised, amended or otherwise modified for the purpose of adding or changing any provisions thereof (including, but not limited to, an increase in the interest charges), or changing in any manner the rights of the Trustee or the Company;

         (d) Payment of the Senior Debt or any portion thereof may be extended or refunded or any notes evidencing such Senior Debt may be renewed in whole or in part;

         (e) The maturity of the Senior Debt may be accelerated, and any collateral security therefor or any other rights of the Trustee may be exchanged, sold, surrendered, released or otherwise dealt with, in accordance with the terms of any present or future agreement with the Company and any other agreement of subordination (and the debt covered thereby) may be surrendered, released or discharged, or the terms thereof modified or otherwise dealt with in any manner;

         (f) Any person liable in any manner for payment of the Senior Debt may be released by holders of Senior Debt; and

         (g) Notwithstanding the occurrence of any of the foregoing, these subordination provisions shall remain in full force and effect with respect to the Senior Debt, as the same shall have been extended, renewed, modified or refunded.

     8.  Waivers.  The Manager hereby waives, and agrees not to assert (a) any
         -------
right, now or hereafter existing, to require the Trustee to proceed against or exhaust any collateral at any time securing the Senior Debt, or to marshal any assets in favor of the Manager or any other holder of any Subordinated Obligations; (b) any notice of the incurrence of Senior Debt, it being understood advances may be made under the Indenture, or any other agreement, document or instrument now or hereafter relating to the Senior Debt, without notice to or authorization of the Manager in reliance upon these subordination provisions.

     In the event this Agreement may cause the Manager to be deemed a surety, the following provisions apply; provided, however, that nothing contained herein
                                --------  -------
shall be deemed to be a guarantee by the Obligor of any obligations for the payment of principal and interest of the Issuers under the Notes. The Manager hereby waives and relinquishes all rights and remedies accorded by applicable law to sureties or guarantors and agrees not to assert or take advantage of any such rights or remedies, including, without limitation, (a) any right to require the Trustee or any of the Holders (each a "Benefitted Party") to proceed against the Company or any other Person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in the power of a Benefitted Party before proceeding against the Manager with respect to the Subordinated Obligations or other Person, (b) the defense of the statute of limitations in any action with respect to the Subordinated Obligations hereunder or in any action for the collection or performance of the Senior Obligations, (c) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any Person or the failure of a Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any Person, (d) appraisal, valuation, stay, extension, marshaling of assets, redemption, exemption, demand, presentment, protest and notice of any kind, including, without limitation, notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action of the part of a Benefitted Party, the Company, any endorser, guarantor or creditor of the Company or on the part of any Person under this or any other instrument or document in connection with any Obligation or evidence of Indebtedness held by a Benefitted Party as collateral or in connection with the Note Obligations, (e) any defense based upon an election of remedies by a Benefitted Party, including, without limitation, an election to proceed by non-judicial rather than judicial foreclosure, which destroys or otherwise impairs the subrogation rights of the Manger, the right of the Manger to proceed against the Company or any other Person for reimbursement, or both, (f) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal, (g) any duty on the part of a Benefitted Party to disclose to the Manager any facts a Benefitted Party may now or hereafter know about the Company or any other Person, regardless of whether a Benefitted Party has reason to believe that any such facts materially increase the risk beyond that which the Manager intends to assume, or has reason to believe that such facts are unknown to the Manger, or has a reasonable opportunity to communicate such facts to the Manager, because the Manager acknowledges that the Manager is fully responsible for being and keeping informed of the financial condition of the Company or any other Person and of all circumstances bearing on the risk of non-payment of any Senior Obligations, (h) any defense arising because of the election of a Benefitted Party, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code,
(i) any defense based upon any borrowing or grant of a security interest under
Section 364 of the Federal Bankruptcy Code, (j) any claim or other rights which it may now or hereafter acquire against the Company or any other Person that arises from the existence of performance obligations under the Indenture, the Notes or any Collateral Document, including, without limitation, any right of subrogation, reimbursement. No failure or delay on the Trustee's part in exercising any power, right or privilege under this Agreement shall impair or waive any such power, right or privilege. The Manager acknowledges and agrees that any nonrecourse or exculpation provided for in the Indenture, the Notes or any Collateral Document, or any othr provisionof this Indenture, the Notes or any Colateral Document, limiting the Benefitted Parties' recourse to specific collateral, or limiting the Benefitted Parties' right to enforce a deficiency judgment against the Company, shall have absolutely no application to the Manager's or the Company's liability under the Indenture, the Notes or any Collateral Documents.

     9.  Lien Subordination.  Any lien, security interest, encumbrance, charge
         ------------------
or claim of the Manager on any assets or property of the Company or any proceeds or revenues therefrom which the Manager may have at any time as security for any Subordinated Obligations shall be, and hereby is, subordinated to all liens, security interests, or encumbrances now or hereafter granted to the Trustee by the Company or by law, notwithstanding the date or order of attachment or perfection of any such lien, security interest, encumbrance or claim or charge or the provision of any applicable law. Until all holders of Senior Debt have received payment in full in cash of the Senior Debt, the Manager agrees that the Manager will not assert or seek to enforce against the Company the Subordinated Obligations or any interest of the Manager in any collateral for any portion of the Subordinated Obligations and that the Trustee may dispose of any or all of the collateral for the Senior Debt free of any and all liens, including, but not limited to, liens created in favor of the Manager, through judicial or non-judicial proceedings, in accordance with applicable law including taking title, after five (5) days written notice to the Manager. The Manager hereby acknowledges that such notice if given five (5) days prior to such disposition of any or all of the collateral for the Senior Debt is sufficient and commercially reasonable. The Manager hereby agrees that any such sale or other disposition of so much of the collateral for the Senior Debt as is necessary to satisfy in full in cash all of the Senior Debt shall be free and clear of any security interest granted to the Manager; provided that the entire proceeds (after deducting reasonable expenses
         --------
of sale) are applied in reduction of the Senior Debt. Upon the Trustee's request, the Manager shall execute and deliver any releases or other documents and agreements that the Trustee in its reasonable discretion deems necessary to dispose of the collateral for the Senior Debt free of the Manager's interest in the same. The Manager retains all of its rights as a junior secured creditor with respect to the surplus, if any, arising from any such disposition of the collateral for the Senior Debt.

           10.  Subrogation. The Manager hereby waives all rights of subrogation
                -----------
to the rights of the holders of Senior Debt to receive payments or distributions, and any rights of subrogation to any collateral for the Senior Debt, until the Senior Debt shall have been indefeasibly paid in full in cash. Upon such payment in full, the Manager shall be subrogated to all rights of the holders of Senior Debt.

           11.  Subordination Not Impaired by the Company. No right of any
                -----------------------------------------
holder of Senior Debt to enforce the subordination of the Subordinated Obligations shall be impaired by any act or failure to act by the Company or by its failure to comply with these provisions.

           12.  No Third Party Beneficiaries. This Agreement is not intended to
                ----------------------------
give or confer any rights to any person other than the holders of the Senior Debt. No other party, including the Company, is intended to be a third party beneficiary of this Agreement.

           13.  Legend on Note.  If any portion of the Subordinated Obligations
                --------------
is evidenced by a promissory note, stock certificate or other instrument, the Manager agrees to promptly add a legend thereto stating that the rights of any holder thereof are subject to this Agreement.

           14.  Representations and Warranties.  The Manager hereby represents
                ------------------------------
and warrants that (a) the execution and delivery of this Agreement and the performance by the Manager of its obligations hereunder have received all necessary approvals and do not and will not contravene or conflict with any provision of law or of any indenture, instrument or other agreement to which the Manager is a party or by which it or its property may be bound or affected or result in or require the creation or imposition of any mortgage, lien, pledge, security interest, charge or other encumbrance in, upon or of any of its properties or assets under any such indenture, instrument or other agreement,
(b) the Manager has full power, authority and legal right to make and perform this Agreement, (c) the Manager has not assigned or transferred any indebtedness owing by the Company or any of the collateral for the Subordinated Obligations and that the Manager will not assign or transfer same, (d) this Agreement is the legal, valid and binding obligation of the Manager, enforceable against the Manager in accordance with its terms, and (e) the Subordinated Obligations are not subject to any other subordination agreement.

     15.  No Waiver.  No failure on the part of the Trustee to exercise, no
          ---------
delay in exercising, and no course of dealing with respect to, any right or remedy hereunder will operate as a waiver thereof; nor will any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. This Agreement may not be amended or modified except by written agreement of the Trustee, the Manager, and the Company, and no consent or waiver hereunder shall be valid unless in writing and signed by the Trustee.

     16.  Successors and Assigns.  This Agreement, and the terms, covenants and
          ----------------------
conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

     17.  GOVERNING LAW.  THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH
          -------------
AND GOVERNED BY THE INTERNAL LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CHOICE OF LAW PRINCIPLES.

     18.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     19.  Severability.  The invalidity, illegality or unenforceability in any
          ------------
jurisdiction of any provision in or obligation under this Agreement shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement or of such provision or obligation in any other jurisdiction.

          IN WITNESS WHEREOF, this Subordination Agreement has been duly executed as of the day and year first above written.

                                       IBJ SCHRODER BANK AND TRUST
                                       COMPANY, a New York banking corporation


                                       By:  /s/ William T. Lynch
                                          --------------------------------------
                                                Name:  William T. Lynch
                                                Title: Vice President


                                       CASINO AMERICA, INC., a Delaware
                                       corporation


                                       By:  /s/ Allan B. Solomon
                                          --------------------------------------
                                                Name:  Allan B. Solomon
                                                Title: Secretary


                                       ISLE OF CAPRI BLACK HAWK L.L.C., a
                                       Colorado limited liability company


                                       By:  /s/ Allan B. Solomon
                                          --------------------------------------
                                                Name:  Allan B. Solomon
                                                Title: Secretary


                                       By:  /s/ H. Thomas Winn
                                          --------------------------------------
                                                Name:  H. Thomas Winn
                                                Title: Vice President

                            SUBORDINATION AGREEMENT
                            -----------------------


                                   Exhibit A


                             Management Agreement
                             --------------------


See attached.

                                   EXHIBIT A


                   AMENDED AND RESTATED MANAGEMENT AGREEMENT

     This, AMENDED AND RESTATED MANAGEMENT AGREEMENT (the "Management Agreement"), dated as of this 29th day of July, 1997, is by and between CASINO AMERICA, INC., a Delaware corporation ("Manager"), and ISLE OF CAPRI BLACK HAWK, LLC, a Colorado limited liability company ("Owner") and is effective as of the Closing Date, as defined in the Amended and Restated Operating Agreement of the Owner of even date.

                                   RECITALS:
                                   --------

     A. Owner proposed to acquire, construct, develop and equip a Casino Facility including a casino, restaurant and a hotel in Black Hawk, Colorado.

     B. Owner desires to have Manager manage the business operations of its Casino Facility and Manager desires to manage Owner's Casino Facility, all upon the terms and conditions of this Agreement.

     C. Owner and Manager executes a Management Agreement, dated as of April 25, 1997, and wish by this Agreement to amend and restate the Management Agreement dated as of April 25, 1997.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, Owner and Manager agree as follows:

1.   DEFINITIONS AND REFERENCES.
     --------------------------

     1.1  Definitions. As used herein, the following terms shall have the
          -----------
respective meanings indicated below:

     (a) Annual Plan - The Annual Plan to be prepared by Manager and approved by Owner in accordance with the provisions of Section 6.2 hereof.

     (b) Casino Facility - The Casino Facility to be owned by Owner and operated in Black Hawk, Colorado by Manager. The Casino Facility may have gaming, hotel rooms, parking, food and beverage, gift shop and entertainment together with other related activities.

     (c) Commencement Date - The date upon which Owner fist opens the Casino Facility to the public for business, which date shall be confirmed in writing by Owner and Manager.

        (d) Compensation - The direct salaries and wages paid to, or accrued for the benefit of, any executive or other employee, including, without limitation, employer's contributions under F.I.C.A., unemployment compensation or other employment taxes, pension fund contributions, Worker's Compensation, group life, accident, health and other insurance premiums, profit sharing, and retirement plans, disability and other similar benefits.

        (e) Operating Agreement - That certain Amended and Restated Operating Agreement of Owner dated as of even date herewith by and between Casino America of Colorado, Inc. and Blackhawk Gold, Ltd.

2.      SCOPE OF AGREEMENT, RESPONSIBILITIES.
        ------------------------------------

        2.1      Authority of Owner.  Owner shall determine the general policy
                 ------------------
with respect to the management of its Casino Facility and shall have all other decision making powers customarily afforded to an owner of a casino/hotel facility, as well as any additional powers reserved to Owner hereunder.

        2.2      Authority of Manager.  Subject to the foregoing general
                 --------------------
authority of Owner, and subject to the terms of this Management Agreement, Manager shall have the authority to exclusively supervise and direct the management and operation of the day-to-day activities of the Casino Facility for the account of Owner. Manager shall have the authority and responsibility (i) to determine operating policy, standards of operation, quality of service, the maintenance and physical appearance of the Casino Facility and any other matters affecting operations and maintenance; (ii) to supervise and direct all phases of advertising, sales and business promotion for the Casino Facility; and (iii) to carry out all programs contemplated by the Annual Plan. Owner agrees that it will cooperate with Manager in every reasonable and proper way to permit and assist Manager to carry out its duties hereunder and comply with any conditions or restrictions, if any, placed upon Manager by any gaming authority.

        2.3      Duties and Obligations of Manager. Manager shall take all
                 ---------------------------------
actions which may, in its sole discretion, be reasonably necessary or appropriate in connection with the authority granted to it in accordance with the provisions of this Management Agreement. Manager shall devote to its responsibilities such time as may be reasonably necessary for the proper performance of all duties hereunder. The standard of performance by Manager in managing the Casino Facility shall be measured by commercial standards of reasonableness in the industry consistent with food business practices and policies. An organizational chart detailing the supervisory and management positions and all other employees of the Manager will be provided by Manager to Owner.

        2.4      Consultation with Owner.  Notwithstanding the foregoing,
                 -----------------------
Manager shall at all times keep Owner reasonably apprised and aware of all operating policies. Manager agrees to consult with Owner as frequently as Owner shall reasonably request to review operating policies and other matters referred to herein. Owner shall, at all times, have the right to enter the Casino Facility for the purpose of inspecting same and reviewing the operations. Owner agrees that it and its representatives will, at no time, act in a manner which is inconsistent with the authority granted to Manager.

3.   LICENSING.  Other than as set forth in the Operating Agreement, Owner and
     ---------
Manager shall apply for and maintain at Owner's expense any and all licenses and approvals required in order to implement the provisions of this Management Agreement. The performance of any services pursuant to this Management Agreement that require any such licenses and approvals is contingent upon the receipt of all such licenses and approvals.

4.   TERM.  The term of this Management Agreement shall continue until December
     ----
31, 2096, unless sooner terminated as hereinafter set forth.

5.   PRE-COMMENCEMENT DATE RESPONSIBILITIES.
     --------------------------------------

     5.1   Owner's Responsibilities.  Owner, without cost or expense to
           ------------------------
Manager, shall design, acquire, construct and equip the Casino Facility. All expenses and fees incident thereto shall be paid by Owner.

     5.2   Manager's Responsibilities.  From the date of this Management
           --------------------------
Agreement to the Commencement Date, Manager shall be available to consult with Owner in designing, acquiring, constructing, and equipping all assets to be used by Owner in the operation of the Casino Facility. Manager shall, at Owner's expense and the Owner's approval, also be responsible for the development and implementation of all pre-opening activities.

6.   OPERATION OF THE BUSINESS.
     -------------------------

     6.1   Permits.  Manager and Owner shall timely apply for, obtain and
           -------
maintain all licenses and permits required to operate the business (other then gaming authority permits, licenses, and approvals required to be obtained by parties other than owner or Manager), at Owner's expense.

     6.2   Annual Plan.
           -----------

           6.2.1  Preparation.  With such cooperation and assistance of Owner as
                  -----------
Manager may request, Manager shall prepare for Owner's review and approval not less than thirty (30) days in advance of each fiscal year, an Annual Plan for approval by Owner, which shall include:

        (a) a forecast comprised of estimated income and expenses by month for the coming fiscal year;

        (b) an estimated cash flow projection by month, and an estimate as to the amount of funds needed for working capital requirements;

        (c) a budget covering estimated expenditures for capital improvements;

        (d)    an annual marketing plan; and

        (e) an organizational chart of Owner, as of the date of the Annual Plan, listing all employees, names, positions and compensation (including key employees whether employees of Owner or charged to Owner).

Manager shall not be deemed to have made any guarantee or warranty in connection with the results of operations or performance set forth in the Annual Plan since the parties acknowledge that the Annual Plan is intended to set forth objectives and goals based upon Manager's best judgement of the facts and circumstances known by Manager at the time of preparation.

        6.2.2  Owner's Review and Approval.  The Annual Plan will be subject to
               ---------------------------
the approval of Owner, which approval will not be unreasonably withheld or delayed. Owner shall approve or disapprove the Annual Plan within twenty (20) days after submission to Owner. If Owner fails to provide written notice to Manager of any specific objections to a proposed Annual Plan within such twenty
(20)-day period, such Annual Plan shall be deemed to have been approved by Owner as submitted. In the event Owner disapproves or raises any objections to the proposed Annual Plan or any revisions thereto, Owner and Manager agree to cooperate with each other in good faith to resolve the dispute. Owner agrees, consistent with the Annual Plan, to provide the funds necessary to operate the Casino Facility.

        6.2.3  Compliance. Manager shall use all reasonable efforts to comply
               ----------
with the Annual Plan and shall not deviate in any substantial respect therefrom. In the event Manager encounters circumstances which require unexpected expenditures not foreseen at the time of preparation of the Annual Plan and which Manager deems reasonably necessary, Manager may without Owner's approval, make or cause to be made on account of Owner, any expenditures, provided, however, that no such expenditures shall be made in violation of the applicable provisions of the Operating Agreement. Manager, without Owner's approval, on a monthly basis with full reporting to Owner, shall be entitled to increase the total expenses budgeted within the Annual Plan by a percentage approved by Owner to cover any expenditures that were underestimated at the time the Annual Plan was prepared and that are reasonably necessary in Manager's sole discretion, to carry out the provisions of this Agreement. Owner and Manager agree to cooperate with each other in good faith in resolving disputes. Policy changes not anticipated in the Annual Plan shall be submitted to Owner for approval, which approval shall not be unreasonably delayed or withheld.

            6.2.4 Specific Matters. The description of specific matters
                  ----------------
hereinafter stated are in every respect subject to the prior approval of Owner as part of its approval of the Annual Plan.

      6.3   Personnel.
            ---------

            6.3.1 General. Manager, for the account of Owner, shall hire,
                  -------
supervise, direct, discharge and determine terms of employment of all personnel working for the Casino Facility. An organizational chart detailing the specific type of personnel and functions shall be provided to Owner by Manager. The determination of Compensation for all employees shall be part of the Annual Plan approved by Owner.

            6.3.2 Key Employees. The key employees may include, but are not
                  -------------
limited to, the general manager, director of gaming, director of food, beverage and entertainment, director of marketing and director of finance and may, at the option of Manager and with prior approval of Owner, be employees of Manager. Owner shall reimburse Manager for the Compensation of such employees working for the Casino Facility or primarily on behalf of Owner in connection with the Casino Facility.

            6.3.3 Personnel Expenses and Compensation. Subject to the above, it
                  -----------------------------------
is expressly understood and agreed that all other personnel of Owner are in the sole employ of Owner.

            6.3.4 Professional and Other Specialists. Manager shall have the
                  ----------------------------------
right to retain legal counsel and such other professionals, consultants and specialists as Manager deems necessary or appropriate in connection with the operation of the Casino Facility. The selection of all professional firms shall be subject to Owner's prior approval.

      6.4   Sales, Marketing and Advertising. Manager shall advertise and
            --------------------------------
promote the Casino Facility for Owner's account and shall institute and supervise a sales and marketing program. Manager, in its sole discretion, may cause participation in sales and promotional campaigns and activities involving complimentary passage, food and beverages to travel agents, tourist officials and airline representatives.

      6.5   Other Services Provided by Manager. Other services, such as data
            ----------------------------------
processing, reservation system, internal audit, etc. may be provided by Manager to Owner at an additional cost on a commercially reasonable basis, or may be contracted for separately.

     6.6  Maintenance and Repair. Owner shall be responsible for maintaining the
          ----------------------
property utilized in the business in good repair and condition. To implement Owner's responsibility, Manager shall, on behalf of Owner, and at Owner's expense, make or cause to be made, all repairs, replacements, corrections and maintenance items as shall be required in the normal and ordinary course of operation of the business.

     6.7  Capital Expenditures. Owner recognizes the necessity of capital
          --------------------
improvements and shall expend such amount for capital improvements as shall be required in the normal and ordinary course of operation of the business in conformity with the amounts approved as part of the Annual Plan.

     6.8  Reimbursement. In addition to the Compensation provided for in Section
          -------------
9 of this Management Agreement, Manager shall be entitled to be reimbursed for the actual reasonable travel and entertainment expenses of all officers and employees of Manager incurred in performing its duties hereunder in connection with any phase of the operation of the Casino Facility. In addition, if employees of Manager on a specific assignment for the benefit of the Casino Facility are in a position that would otherwise be filled by an employee of Owner, then Manager shall be entitled to be reimbursed by Owner for the Compensation payable to such employees while working for the Casino Facility. However, Manager shall not be entitled to reimbursement for (i) any cost, expense, liability or obligation deemed a contribution to the capital of Owner under Section 3.1(b) of the Members Agreement of even date among Manager, Nevada Gold & Casinos, Inc., Casino America of Colorado, Inc. and Blackhawk Gold, Ltd. or (ii) the compensation of any other employee unless otherwise provided in this Management Agreement. Manager shall be entitled to all reimbursements authorized under this Section 6.8, or under any other provision of this Agreement, provided that (i) no such reimbursement shall exceed the actual costs incurred by Manager or, if such costs are not determinable, the fair market value of items for which reimbursement is sought and (ii) all such reimbursements shall be made in a manner which is consistent with the provision of the Annual Plan or as otherwise agreed with Owner.

7.   FISCAL MATTERS.
     --------------

     7.1  Accounting Matters and Fiscal Periods.
          -------------------------------------

          7.1.1 Books and Records. Manager shall maintain, or cause to be
                -----------------
maintained, at Owner's expense, full and complete books of account and such other records as are necessary to reflect the operating results of the Casino Facility. Manager shall also prepare and file for Owner, at Owner's expense, all informational and/or tax returns which may be required by any governmental authority.

          7.1.2 Reports to Owner. Manager, at Owner's expense, shall deliver or
                ----------------
cause to be delivered to Owner, monthly financial statements, which shall include a statement of cash flows, and monthly comparison of operational income and expenses versus the Annual Plan.

           7.1.3 Owner's Rights to Audit. Owner and the individual members of
                 -----------------------
the limited liability company reserve the right upon reasonable prior notice, to perform any and all additional audit procedures relating to the business where accounting books and records are kept.

     7.2   Bank Account. All bank accounts for the Casino Facility shall be in
           ------------
the name of Manager, as agent for Owner. Owner and Manager shall agree on the procedures for withdrawals and deposits of funds. Manager shall have the right to designate individuals to disburse funds from the business bank accounts to pay all costs and expenses of managing, operating and maintaining the business and its properties, including authorized capital expenditures and management fees due to Manager. Owner agrees that at all times during the term of this Management Agreement, a bank balance as approved in the Annual Plan shall be maintained in an amount necessary to provide sufficient working capital to assure the uninterrupted and efficient operation of the business. Excess funds shall be disbursed to Owner.

8.   TITLE, OTHER MATTERS.
     --------------------

     8.1   Covenant of Title. Owner shall enable Manager to peaceably and
           -----------------
quietly operate the business in accordance with the terms of this Management Agreement.

     8.2   Proprietary Information. All specifically identifiable information
           -----------------------
developed by Manager for Owner shall be the property of both Manager and Owner. All existing information of Manager previously developed by Manager at Manager's expense, including, without limitation, all customer lists, gaming and marketing strategies and other similar information, shall be the property of Manager and not Owner and neither Owner nor any of its affiliates or successors may use such proprietary information without the consent of Manager, which consent shall not be unreasonably withheld. The parties agree that Proprietary Information does not include information which is clearly available in the public domain.

     8.3   Outside Activities of Parties. This Management Agreement shall be
           -----------------------------
limited to the purposes set forth herein and nothing in this Management Agreement, whether by implication or otherwise, shall be construed to extend the relationship of the parties beyond such purposes. Each party acknowledges that the other party and their respective affiliates are or may hereafter become interested, directly or indirectly, by ownership, contract, agency or otherwise, in business opportunities which are not within the purpose of this Management Agreement and which may compete with or otherwise affect all or some aspects of the Casino

Facility. However, both parties agree that they will not compete in any gaming activities in Gilpin County, Colorado during the Term except as permitted under the Operating Agreement.

9.   COMPENSATION OF MANAGER.
     -----------------------

     9.1 In consideration for the services to be performed by Manager after the Commencement Date, Manager shall be entitled to an annual management fee equal to two percent (2%) of Revenues (as defined below), plus ten percent (10%) of Operating Income (as defined below), but such fee shall not, in the aggregate, exceed four percent (4%) of Revenues.

           (a) Revenues means all revenues, less sales tax on such revenues, determined on an annual basis received from the following sources: (i) gross gaming receipts from the Casino Facility, less 50% of applicable gaming and admission taxes from the operation of gaming in the Casino Facility; (ii) hotel operations; (iii) food and beverage operations; (iv) all parking fees; (v) all revenues generated from gift shops and arcades; (vi) other revenues, fees and income, which are attributable to the operation of the Casino Facility. Revenues derived from non-operating activities, such as the sale of capital assets are excluded from the definition of Revenues.

           (b) Operating Income means the income of the Casino Facility before any management fee paid to Manager, distributions to Members of Owner, interest, depreciation, amortization and write-off or start-up and pre-opening type expenses and income taxes.

           (c) The fee shall become due and payable ten (10) days after the end of each month based upon the Revenues and Operating Income for the previous month. Payment of such compensation may be paid to Manager by withholding Revenues it has received for Owner's account; provided, however, that the fee shall be accrued as a liability and not paid to the extent that Owner has not generated sufficient cash flow to pay such fee. For these purposes, cash flow shall be determined before capital expenditures and distributions to Members of Owner.

10.  INSURANCE.
     ---------

     10.1  Coverage. Owner, for the benefit of both Owner and Manager, shall
           --------
maintain adequate insurance during the term of this Agreement. The type and amount of coverage shall be approved by Owner.

     10.2  Policies and Endorsements.
           -------------------------

           10.2.1  Policies. All insurance coverage provided for hereunder shall
                   --------
be effected by policies issued by insurance companies with sound and adequate financial responsibility, or by self-insurance programs of either Manager or Owner. Either party shall be entitled to object to an insurance company. Owner shall deliver to the Manager duplicate copies of the insurance policies or certificates of insurance with respect to all of the policies of insurance so procured, including existing, additional and renewal policies, and in the case of insurance about to expire, shall deliver duplicate copies of the insurance policies or insurance certificates with respect to the renewal policies to the other party not less than thirty (30) days prior to the respective dates of expiration.

           10.2.2 Endorsement. All insurance shall, to the extent obtainable,
                  -----------
have attached thereto:

           (a) an endorsement that such policy shall not be canceled or materially changed without at least thirty (30) days' prior written notice to Owner and Manger; and

           (b) an endorsement to the effect that no act or omission of Owner or Manager shall affect the obligation of the insurer to pay the full amount of any loss sustained.

           (c) Owner and its members shall be named as additional insureds on all policies.

           10.2.3 Named Insureds. All policies of insurance shall be carried in
                  --------------
the name of Owner and Manager. All liability policies shall name Owner and Manger, and their respective members, managers, directors, officers, agents and employees, as additional insureds.

11.   Indemnification.
      ---------------

      11.1 Indemnification. Manager agrees to indemnify and hold Owner free and
           ---------------
harmless from any loss, liability, claim, demand, legal proceeding or cost (including attorneys' fees, costs, expenses and other charges) which is not covered by insurance proceeds and which Owner may sustain, incur or assume as a result of any allegation, claim, civil or criminal action, proceeding, charge or prosecution (collectively "Claims") which may be alleged, made, instituted or maintained against Manager or Owner, jointly or severally, to the extent arising out of or based upon (a) Claims by the employees of the Manager (including without limitation injury or compensation Claims); (b) the performance or non-performance of the Management Agreement by Manager, its agents or employees; or
(c) the acts or failure to act of Manager, its employees or agents in a manner consistent with the standards set forth in Section 2.3 above. Notwithstanding the foregoing, Manager shall not be liable to indemnify and hold Owner harmless to the extent of any such loss, liability or cost which (i) results from the negligence of Owner, its agents (other than Manager) or employees or (ii) consists of consequential or punitive damages (including any such damages asserted by a third party). Nothing contained in this Section 11 or this Agreement shall constitute a guaranty or commitment by the Manager of the operating results or business prospects of the Casino Facility.



     11.2 Related Matters.
          ---------------

          11.2.1 Legal Fees, Etc., Procedures. Manager shall reimburse Owner for
                 ----------------------------
any legal fees and costs, including attorney's fees and other litigation expenses, incurred by Owner in respect to which indemnity is granted hereunder. If Claims are asserted or threatened, or if any action or suit is commenced or threatened with respect thereto, for which indemnity may be sought against Manager hereunder, Owner shall notify Manager in writing within thirty (30) days after Owner shall have had actual knowledge of the threat, assertion or commencement of the Claims, which notice shall specify in reasonable detail the matter for which indemnity may be sought. Manager shall have the right, upon notice to Owner given within thirty (30) days of its receipt of Owner's notice, to take primary responsibility for the prosecution, defense or settlement of such matter and payment of expenses in connection therewith. Owner shall provide, without cost to Manager, all relevant records and information reasonably required by Manager for such prosecution, defense or settlement and shall cooperate with Manager to the fullest extent possible. Owner, at Owner's sole cost and expense, shall have the right to employ its own counsel in any such matter with respect to which Manager has elected to take primary responsibility for prosecution, defense or settlement.

           11.2.2  Indemnified Parties. The indemnities contained in this
                   -------------------
Section 11 shall run to the benefit of both Owner and its affiliates, and its directors, officers, shareholders and employees.

           11.2.3  Survival. The provisions of this Section 11 shall survive any
                   --------
cancellation, termination or expiration of this Management Agreement and shall remain in full force and effect until such time as the applicable statute of limitation shall cut off all claims which are subject to the provisions of this
Section 11.

12.  DAMAGE TO AND DESTRUCTION OF THE BUSINESS.
     -----------------------------------------

     12.1  Restoration. Provided that there are sufficient insurance proceeds,
           -----------
in the event fire or other casualty shall damage or destroy the property used in the Casino Facility, Owner shall be required to repair, restore or replace the same to the extent as may be limited by insurance proceeds. If there are not sufficient insurance proceeds and Owner no longer desires to operate the Casino Facility, Manager shall have the option, exercisable within ninety (90) days of such casualty, to obtain the license to operate the Casino Facility subject to appropriate regulatory approval. Owner shall use its best efforts to assist Manager in obtaining the license. In the event fire or other casualty shall damage or destroy the Casino Facility, Owner shall have the choice of repairing, restoring or replacing the same to the extent as may be limited by insurance proceeds. If Owner determines that it is not in its best interest to restore the Casino Facility, the Management Agreement will terminate.

13.  DEFAULT AND TERMINATION.
     -----------------------

     13.1  Events of Default. It shall be an event of default hereunder (an
           -----------------
"Event of Default") if Manager or Owner (the "Defaulting Party") as hereinafter defined fails to keep, perform or observe any material covenant, obligation or agreement required to be kept, performed or observed by such party under the terms of this Management Agreement, followed by written notice of such breach, default or non-compliance from the other party (the "Non-Defaulting Party" as hereinafter defined) to the Defaulting Party and the Defaulting Party fails to remedy or correct such breach, default or non-compliance within thirty (30) days after receipt of such notice. If the breach, default or non-compliance is other than payment of money and is of a nature such that it cannot reasonably be cured within such thirty (30) day period, the period for curing the default shall be extended so long as the Defaulting Party commences immediately and expediently as possible to cure the breach, default or non-compliance within such thirty
(30) day period.

     13.2  Termination.
           -----------

           13.2.1  General. If an Event of Default occurs and has not been
                   -------
cured, this Management Agreement shall terminate at the election of the Non-Defaulting Party. Notice of termination pursuant to this Section 13 may be given by the Non-Defaulting Party to the Defaulting Party at any time prior to the curing of such Event of Default, and such termination shall be effective as of the date specified in such notice of termination, which date shall be not less than sixty (60) nor more than one hundred twenty (120) days after the date of such notice. Notwithstanding the foregoing, if the Event of Default pertains to the payments of money, Manager may cease the discharge of its responsibilities hereunder effective upon the expiration of the thirty (30)-day notice referenced in
Section 13.1 hereof. Manager shall receive all funds due to it at the time of Termination.

           13.2.2  Termination. In addition to the foregoing, this Management
                   -----------
Agreement shall terminate upon any of the following events:

           (a)     The mutual agreement of the parties; or

           (b) The inability of either party to receive or maintain the licenses to perform their obligations hereunder; or

           (c)     Manager shall

                        (i) apply for or consent to the appointment of, or taking possession by, a receiver, custodian, trustee, liquidator or other similar official of all of its assets;

                        (ii) make a general assignment for the benefit of creditors;

                        (iii) be adjudicated as bankrupt or insolvent or have an order for relief entered with respect thereto; or

                        (iv) file a voluntary petition, commence a voluntary case under the federal bankruptcy laws as now or hereafter constituted or file a petition or an answer seeking reorganization or any arrangement with creditors or take advantage of any bankruptcy, reorganization, insolvency, readjustment of debts, dissolution or liquidation law or statute.

           13.2.3  Waiver. The waiver of any one Event of Default shall not be
                   ------
construed as the waiver of any other Event of Default.

     13.3  Remedies Cumulative. Except as herein provided to the contrary, the
           -------------------
termination of this Management Agreement by the Non-Defaulting Party upon an Event of Default shall be without damages, injunctions, specific performance or other legal or equitable remedies by reason of any breach, default or non-compliance by the Defaulting Party with such Defaulting Party's covenants, obligations and agreements hereunder. Except as to any disputes for which injunctive relief would be an appropriate remedy, in the event a dispute of any kind arises in connection with this Agreement (including any dispute concerning its construction, performance or breach), the parties to the dispute will attempt to resolve the dispute as set forth in Section 13.4 before proceeding to arbitration as provided in
Section 13.5. All documents, discovery and other information related to any such dispute, and the attempts to resolve or arbitrate such dispute, will be kept confidential to the fullest extent possible.

     13.4  Negotiation.  If a dispute arises, any party to the dispute will give
           -----------
notice to each other party. If Owner is not a party to the dispute, notice will be given to Owner. After notice has been given, the parties in good faith will attempt to negotiate a resolution of the dispute.

     13.5  Arbitration.  If within 30 days after the notice provided in Section
           -----------
13.4, a dispute is not resolved through negotiation or mediation, the dispute will be arbitrated. The parties to the dispute agree to be bound by the selection of an arbitrator, and to settle the dispute exclusively by binding arbitration in accordance with the following provisions:

           (a) All parties to the dispute will collectively select one arbitrator. If they fail to do so within 45 days after the notice provided in
Section 13.4, one or more parties will request the American Arbitration Association to submit a panel of five arbitrators who are qualified to resolve the matters in dispute from which the choice will be made. The party requesting the arbitration will strike first, followed by alternative striking until one name remains. A similar procedure will be followed if there are more than two parties. The parties may be agreement reject one entire list, and request a second list. If selection by the above method is not completed within 90 days after the notice provided in Section 13.4, or if there are more than four parties, then an arbitrator will be selected by the American Arbitration Association. The arbitrator so selected will then arbitrate the dispute in Denver, Colorado, and issue an award.

           (b) To the extent consistent with the provisions of this Article, the arbitration will be conducted under the Commercial Arbitration Rules of the American Arbitration Association and in accordance with Colorado law. The arbitrator's decision will be made pursuant to the relevant substantive law of the State of Colorado. The award of the arbitrator will be final, binding and non-appealable. Judgment on the award may be entered in any court, state or federal, having jurisdiction.

           (c) The fees and expenses of the arbitrator, and the other direct costs of the arbitration, will be shared by the parties to the dispute in equal proportions. Each party to the dispute will bear its other respective costs and expenses. If one or more Members are included in the arbitration because of their membership or former membership in Owner, such group will collectively be treated as one party to the dispute (through Owner as a party).


140 NOTICES.
    -------

    14.1  Notices. Every notice, demand, consent, approval or other document or
          -------
instrument required or permitted to be served upon any of the parties hereto shall be in writing and shall be deemed to have been duly served on the day of mailing, and shall be sent by registered or certified United States Mail, postage prepaid, return receipt requested, addressed to the respective parties at the addresses stated below:


If to Manager:      John M. Gallaway, President
                    or his designee Manager
                    711 Washington Loop
                    Biloxi, MS 39530

With copies thereof to the following:

                    Allan B. Solomon, Esq.
                    2200 Corporate Blvd. NW
                    Suite 310
                    Boca Raton, FL 33434

If to Owner:        Isle of Capri Black Hawk L.L.C.
                    711 Washington Loop
                    Biloxi, MS 39530
                    Attention:  John M. Gallaway

With copies thereof to the following:

                    H. Thomas Winn, President, or his designee,
                    Nevada Gold and Casinos, Inc.
                    3040 Post Oak Boulevard, Suite 675
                    Houston, TX 77056

or to such other address as either Manager or Owner may have specified in a notice duly given as required herein to the other.

150  RELATIONSHIP, AUTHORITY AND FURTHER ACTIONS.
     -------------------------------------------

     15.1  Relationship. Manager and Owner shall not be construed as joint
           ------------
venturers or partners of each other by reason of this Management Agreement and neither shall have the power to bind or obligate the other except as specifically authorized and set forth in this Management Agreement. Nevertheless, Manager is granted such authority and powers as may be reasonably necessary for it to carry out the provisions of this Management Agreement. This Management Agreement, either alone or in conjunction with any other documents, shall not be deemed to constitute or create a lease of all or any portion of the Casino Facility.

     15.2  Contractual Authority. Subject to the limitations thereon set forth
           ---------------------
in this Management Agreement, and in conformity with the Annual Plan, Manager is authorized to make, enter into and perform in the name of, for the account of, on behalf of and at the expense of Owner any contracts and agreements (including, but not limited to bank accounts) which are reasonably necessary and appropriate to carry out and place in effect the terms and conditions of this Management Agreement. Copies of all executed contracts shall be immediately conformed and furnished to Owner.

     15.3  Further Actions. Owner and Manager agree to execute all contracts,
           ---------------
agreements and documents and to take all actions necessary to comply with the provisions of this Management Agreement and the intent thereof.

160  APPLICABLE LAW.  This Management Agreement shall be governed by and
     --------------
construed in accordance with the laws of the State of Colorado. If any of the terms and provisions hereof shall be held invalid or unenforceable for any reason, such validity or unenforceability shall in no event affect any of the other terms or provisions hereof, all such other terms and provisions to be held valid and enforceable to the fullest extent permitted by law; provided, however, that in the event any material part of Owner's obligations under this Management Agreement shall be declared invalid or unenforceable, Manager shall have the option to terminate this Management Agreement.

170  MISCELLANEOUS.
     -------------

     17.1  Successors and Assigns. Manager shall not assign the whole or any
           ----------------------
portion of this Management Agreement or any payments due Manager hereunder, without the unanimous consent of the Members of Owner, which consent will not be unreasonably withheld, except that Manager may make such assignment, without Owner's or the Members' consent, to a Permitted Transferee as defined in the Operating Agreement. Owner shall not assign the whole or any portion of this Agreement, except to an affiliate of Owner, without Manager's consent, except as collateral for any financing obtained in connection with the development and/or operations of the Casino Facility. If the Agreement is assigned to an affiliate of Owner, Manager shall continue to be responsible under this Agreement.

        17.2  Force Majeure.  If at any time it becomes necessary in Manager's
              -------------
or Owner's reasonable opinion to cease operation of all or part of the Casino Facility to protect the Casino Facility or the health, safety or welfare of guests or employees of the Casino Facility for reasons of force majeure, such as, but not limited to, weather, acts of war, insurrection, civil strife and commotion, labor unrest, contagious illness, catastrophic events, or acts of God, then in such event Manager or Owner may close and cease operations of all or part of the Casino Facility, reopening and commencing operation when Manager and Owner determine in good faith that such may be done without jeopardy to the Casino Facility, its guests and employees. Neither party shall be liable for failure to perform any obligation hereunder (other than to pay money) when prevented by any force majeure cause not reasonably within the control of such party, such as strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, failure of supply or inability, by the exercise of reasonable diligence, to obtain supplies, parts or employees necessary to perform such obligation to which such force majeure applies shall be extended for a period of time equivalent to the delay from such cause.

        17.3  Authorization.  Owner and Manager represent to the other that it
              -------------
has full power and authority to execute this Management Agreement and to be bound by and perform the terms hereof. On request, each party shall furnish the other evidence of such authority.

        17.4  Interest.  Any amount payable to a party hereunder which shall not
              --------
be paid when due, shall accrue interest at the prime rate as published from time to time in the Wall Street Journal.

        17.5  Entire Agreement; Amendments.  This Management Agreement sets
              ----------------------------
forth the entire and only agreement or understanding between Owner and Manager relating to the subject matter hereof and superseded and cancels all previous agreements, negotiations, commitments and representations in respect hereof among them. Owner has not relied on any projection of earnings or statements as to the possibility of future success or other similar matters which may have been prepared by Manager or Owner, or any of their respective affiliates, and understands that no guaranty is made or implied by Manager or its affiliates as to the cost or the future financial success of the operations being managed hereunder. This Management Agreement may not be amended in any respect except by an instrument in writing signed by Owner and Manager.

        17.6  Survival of Covenants.  Any covenant, term or provision of this
              ---------------------
Management Agreement which, in order to be effective, must survive the termination of this Management Agreement, shall survive any such termination.

        17.7  No Waiver.  No waiver by either party of a breach by the other
              ---------
party of any of the terms, covenants or conditions of this Management Agreement, shall be construed or held to be a waiver of any succeeding or preceding of the same or any other term, covenant or condition herein contained. No waiver of any default of either party hereunder shall be implied from any omission by the other party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect default other than as specified in said waiver.

      17.8 Compliance. In performing its obligations under this Management
           ----------
Agreement, Manager shall comply with all present and future laws, ordinances and all rules and regulations, requirements and orders of all governmental authorities and shall obtain all licenses and permits required to perform such obligations and shall file all returns and reports lawfully required of Manager in connection with its duties hereunder, including, but not limited to, income tax witholding returns, Federal Insurance Contributions Act returns and reports, Federal Unemployment Tax Act and worker's compensation returns and reports, sales and use tax returns (and shall timely pay all contributions, taxes, costs and other amounts due thereunder). All of the foregoing returns and reports shall maintained as a part of the books and records of Manager.

      17.9 Headings. The headings hereunder are used for convenience only and
           --------
shall not affect the construction or interpretation of any provision hereof.

      17.10 Counterparts. For the convenience of the parties hereto, this
            ------------
Management Agreement may be executed in several original counterparts, each of which shall be deemed an original for all purposes an all such counterparts shall constitute but one and the same agreement.

       17.11 Commercial Reasonableness. Anything contained in this Management
             -------------------------
Agreement to the contrary notwithstanding, all contracts and agreements entered into by Manager hereunder, including any contracts on account of Owner, shall be commercially reasonable.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Management Agreement as of the date and year first above written.

CASINO AMERICA, INC.,               ISLE OF CAPRI BLACK HAWK,
a Delaware corporation              L.L.C., a Colorado limited liability
                                    company



By: /s/ Allan B. Solomon            By: Casino America of Colorado, Inc.,
   --------------------------             Member
Its:
    -------------------------
                                          By: /s/ Allan B. Solomon
                                              ------------------------------
                                          Title: Exec. V.P.
                                                ----------------------------


                                          Blackhawk Gold, Ltd., Member


                                          By: /s/ H. Thomas Winn
                                              ------------------------------
                                          Title: President
                                                ----------------------------

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